                                                                                      Exhibit 11
                                                                                      Page 1 of 2



                                             Ford Motor Company and Subsidiaries

                                 COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                              IN ACCORDANCE WITH OPINION 15 OF THE ACCOUNTING PRINCIPLES BOARD
(CAPTION>



                                                                Third Quarter 1994                 Third Quarter 1993
                                                          -------------------------------    -------------------------------

                                                          Avg. Shares     Attributable         Avg. Shares    Attributable
                                                           of Common        to Common          of Common       to Common
                                                          and Class B   and Class B Stock     and Class B  and Class B Stock
                                                                        -----------------                  -----------------
                                                             Stock                  Per         Stock                 Per
                                                          Outstanding    Total     Share     Outstanding   Total     Share
                                                         ------------   -------    ------    -----------   -----     ------
                                                            (Mils.)     (Mils.)                 (Mils.)    (Mils.)
Preliminary Earnings Per Share Calculation                   1,014      $1,052     $1.04          988      $391      $0.40

 I. Primary Earnings Per Share
    --------------------------
    . Assuming exercise of options                              42                                 46
    . Assuming purchase of shares with proceeds of options     (25)                               (28)
    . Assuming issuance of shares contingently issuable          2                                  2
    . Uncommitted ESOP shares                                   (4)                                 -
                                                             -----                              -----
        Net Common Stock Equivalents                            15                                 20
                                                             -----                                                    -----
    Primary Earnings Per Share Calculation                   1,029      $1,052     $1.02a/      1,008      $391      $0.39a/
                                                             =====      ======     =====        =====      ====      =====

II. Fully Diluted Earnings Per Share
    --------------------------------
    Primary Earnings Per Share Calculation                   1,029      $1,052     $1.02        1,008      $391      $0.39

    . Assuming conversion of convertible preferred stock       150          48b/                  150        48b/
    . Reduction in shares assumed to be purchased
       with option proceedsc/                                    0                                  2
                                                             -----       ------                 -----      ----
    Fully Diluted Earnings Per Share Calculation             1,179      $1,100     $0.93        1,160      $439      $0.38
                                                             =====      ======     =====        =====      ====      =====

- - - - - -
a/ The effect of common stock equivalents and/or other dilutive securities was not material in this period; therefore, the amount presented on the income statement is the Preliminary Earnings Per Share Calculation.
b/  Reflects the elimination of preferred dividends upon conversion.
c/ Incremental effect of dividing assumed option proceeds by the ending price, rather than the average price, of Common Stock for each period when the ending price exceeds the average price.

Share data have been restated to reflect the 2-for-1 stock split that became effective June 6, 1994.

                                                                                                            Exhibit 11
                                                                                                            Page 2 of 2

                                        Ford Motor Company and Subsidiaries

                         COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                      IN ACCORDANCE WITH OPINION 15 OF THE ACCOUNTING PRINCIPLES BOARD


                                                                 Third Quarter 1994                 Third Quarter 1993
                                                        ---------------------------------     -------------------------------
                                                        Avg. Shares       Attributable        Avg. Shares      Attributable
                                                         of Common       to Common             of Common       to Common
                                                       and Class B     and Class B Stock      and Class B   and Class B Stock
                                                                       -----------------                    -----------------
                                                          Stock                     Per         Stock                Per
                                                       Outstanding      Total       Share     Outstanding  Total    Share
                                                       -----------      -----      ------     -----------  -----    -----
Preliminary Earnings Per Share Calculation                   1,006      $3,523     $3.50          984     $1,594     $1.62

 I. Primary Earnings Per Share
    --------------------------
    . Assuming exercise of options                              44                                 42
    . Assuming purchase of shares with proceeds of options     (25)                               (26)
    . Assuming issuance of shares contingently issuable          2                                  2
    . Uncommitted ESOP shares                                   (5)                                 -
                                                             -----                              -----
        Net Common Stock Equivalents                            16                                 18
                                                             -----                              -----

    Primary Earnings Per Share Calculation                   1,022      $3,523     $3.45a/      1,002     $1,594     $1.59a/
                                                             =====      ======     =====        =====     ======     =====

II. Fully Diluted Earnings Per Share
    --------------------------------
    Primary Earnings Per Share Calculation                   1,022      $3,523     $3.45        1,002     $1,594     $1.59

    . Assuming conversion of convertible preferred stock       150         145b/                  150        145b/
    . Reduction in shares assumed to be purchased
       with option proceedsc/                                    0                                  2
                                                             -----      ------                  -----     ------

    Fully Diluted Earnings Per Share Calculation             1,172      $3,668     $3.13        1,154     $1,739     $1.51
                                                             =====      ======     =====        =====     ======     =====


- - - - - -
a/ The effect of common stock equivalents and/or other dilutive securities was not material in this period; therefore, the amount presented on the income statement is the Preliminary Earnings Per Share Calculation.
b/ Reflects the elimination of preferred dividends upon conversion.
c/ Incremental effect of dividing assumed option proceeds by the ending price, rather than the average price, of Common Stock for each period when the ending price exceeds the average price.



Share data have been restated to reflect the 2-for-1 stock split that became effective June 6, 1994.

                                      -19-